Exhibit 99.1

For Immediate Release

MKS Instruments Successfully Completes Third Repricing of Secured Term Loan

Cumulative Actions Since Origination

Reduce Annualized Non-GAAP Interest Expense by 45%

ANDOVER, Mass., July 6, 2017 (GLOBE NEWSWIRE) — MKS Instruments, Inc. (NASDAQ:MKSI), a global provider of technologies that enable advanced processes and improve productivity, announced today the third successful repricing of its existing secured term loan. The lenders have agreed to an amendment that results in a reduction of the interest rate spread on the term loan by 50 basis points from LIBOR plus 2.75% to LIBOR plus 2.25% with a 0.75% floor on LIBOR. In addition, if the Company’s Total Leverage Ratio, as defined in its Term Loan Credit Agreement, is below 1.25:1, the interest rate spread will decrease further to LIBOR plus 2.00% with a 0.75% LIBOR floor.

“We are very pleased to complete a third successful repricing of our existing secured term loan. Since origination on April 29, 2016, we reduced the spread on our Term Loan by 175 basis points and have a further opportunity to reduce the spread by an additional 25 basis points. We have also completed $200 million in voluntary prepayments which coupled with scheduled principal payments, have reduced the principal outstanding from $780 million to $573 million. As a result of these actions, since origination, we have been able to reduce our non-GAAP interest expense by $18 million, or 45%, on an annualized basis,” said Seth H. Bagshaw, Senior Vice President and Chief Financial Officer.

Barclays acted as sole arranger for this term loan repricing and amendment.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor, and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, residual gas analysis, leak detection, control technology, ozone generation and delivery, RF & DC power, reactive gas generation, vacuum technology, lasers, photonics, sub-micron positioning, vibration isolation, and optics. Our primary served markets include semiconductor capital equipment, general industrial, life sciences, and research. Additional information can be found at www.mksinst.com.

Use of Non-GAAP Financial Measure

Non-GAAP interest expense excludes amortization of debt issuance costs. This non-GAAP measure is not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of this non-GAAP financial measure is useful to investors for comparing prior periods and analyzing ongoing business trends and financial results. Annualized GAAP interest expense based upon $780 million principal outstanding and using the LIBOR based interest rate spread in effect on April 29, 2016, was $44.0 million. Annualized GAAP interest expense based upon $573 million in principal currently outstanding and LIBOR plus 225 basis points would be $26.5 million.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the potential for cost savings based on our future financial performance. These statements are only predictions based on current assumptions and expectations. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are the conditions affecting the markets in which we operate, including the fluctuations in capital spending in the semiconductor industry, and other advanced manufacturing markets, fluctuations in net sales to our major customers, our ability to successfully integrate Newport’s operations and employees, unexpected costs, charges or expenses resulting from the Newport acquisition, the terms of the term loan financing, MKS’ ability to realize anticipated synergies and cost savings from the Newport acquisition, our ability to successfully grow our business, potential adverse reactions or changes to business relationships resulting from the Newport acquisition, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of any other acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and the other factors described in MKS’ Annual Report for the year ended December 31, 2016 on Form 10-K filed with the SEC. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter our forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

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Company Contact: Seth H. Bagshaw

Senior Vice President, Chief Financial Officer and Treasurer

Telephone: 978.645.5578

Email: seth_bagshaw@mksinst.com

Investor Relations Contact: The Blueshirt Group

Monica Gould

Telephone: 212.871.3927

Email: monica@blueshirtgroup.com

Lindsay Savarese

Telephone: 212.331.8417

Email: lindsay@blueshirtgroup.com